UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report:

July 16, 1999

Commission File Number: 33-764-C

__________________INTERACTIVE GAMING & COMMUNICATIONS CORP.____________________

Exact name of Registrant as specified in its charter)

_____Delaware____________________________________________23-2838676____________

(State of Incorporation) (I.R.S. ID Number)

4070 Butler Pike, Suite 300

_____Plymouth Meeting, PA ________________________________19462________________

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (610)-941-0305

Securities registered pursuant to Section 12 (g) of the Act:

Common Stock, par value $.001 per share

Title of each class Name of each exchange on which registered

Common Stock NASDAQ Bulletin Board

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 of 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

(1)Yes X No __

(2)Yes X_ No __

Item 2. Acquisition or Disposition of Assets

The Registrant announces that as of June 23, 1999 it acquired fifty three and twenty six hundredths per cent (53.26%) of Century Industries, Inc., a District of Columbia corporation listed on the OTC:BB under the symbol "CNTI" and the Philadelphia Stock Exchange under the symbols "CII.A" and "CII.B." This transaction represents the acquisition of a significant amount of assets otherwise than in the ordinary course of business.

(a) On June 23, 1999, the Registrant acquired 53.26% of Century Industries, inc., a District of Columbia corporation, by virtue of a Partial Acquisition Agreement and a Parent/Subsidiary agreement, signed on such date which provided for the acquisition of Century's control block of Class A common voting shares which constitute 53.26% of the fully diluted voting rights of the issued and outstanding Class A and Class B shares of Century Industries. The assets Interactive Gaming acquired by such agree lass A shares of Century Industries, Inc., such shares having on June 23, 1999 a book value of $2,523,114, and a market value of $2,195,067 based on the closing price of the last available trade.

Registrant agreed to issue seven and one half (7.5) million of its $.001 par value common shares in exchange for the acquisition of Century's control block. On June 23, 1999, these 7.5 million shares had a market value of $3,750,000, by virtue of Registrant's average per share trading value of $.50 for the 15 days preceding June 23, 1999. The parties agreed, in formulating the agreement, to value Century's control block shares at one and one half times their representative book value to effectuate t

Registrant is reporting the transaction as a partial acquisition which creates a parent/subsidiary relationship between Registrant and Century Industries and the source of funds therefore is the issuance of 7.5 million unregistered shares from its authorized but unissued shares to the entities and individuals comprising Century's control block.

The agreement also provides for alternative mechanisms for Registrant to acquire the remaining shares of Century on a basis "equal to or better than" the terms provided to Century's control block parties.

(b) Other than acquiring Century's aforedescribed control block shares, Registrant acquired no bulk sale assets such as plant, equipment, or physical property. All of Century's assets shall continue to be devoted to Century's use for the purposes previously chosen and utilized by Century.

Item 7.

(a) The 1st quarter 1999 10-Q financial statements of Century Industries, Inc., a fully reporting 12(g) EDGAR Electronic Filing Registrant, are attached hereto and made a part hereof as Exhibit "A".

(b) The registrant's pro forma financial information, with Century Industries, Inc.'s control block accounted for as a purchase, is as follows:

Pro Forma Balance Sheet at 3/31/99
Assets
	Registrant	Century	Consolidated
Current Assets
Cash and Cash Equiv.	$ 44,645	142,122	186,767
Accounts Receivable	2,648,773	2,149,957	4,798,730
Inventory	---	105,862	105,862
Mkt. Securities	---	126,441	126,441
Deferred tax asset	100,000	---	100,000
Other current assets	---	194,673	194,673
Total current assets	2,793,418	2,719,056	5,512,474

Property & Equip
Land & Bldg	---	378,269	378,269
Software & Computers	1,772,386	2,258,106	4,030,492
Furn & fixtures	---	825,754	825,754
Machinery & equipment	---	62,670	62,670
Transportation equip	---	206,229	206,229
Leasehold improvements	---	159,251	159,251
Less: Accum. Dep.)	---	(1,535,037)	(1,535,037)
Net Property & equip	1,772,396	2,355,242	4,127,628

Other Assets
Investments	---	707,666	707,666
Security deposits	1,118	105,653	106,771
Goodwill: Net	---	1,828,326	1,828,326
Due from related parties	---	618,513	618,513
Other assets	---	319,084	319.084
Total other assets	1,118	3,579,242	3,580,360

Total Assets	4,566,922	8,653,540	13,220,462

Liabilities & Shareholders Equity
Liabilities
Current Liabilities
Accounts payable	670,885	1,175,113	1,845,998
Current Maturities	60,000	567,692	627,692
Capital lease oblig	---	103,325	103,325
Notes payable	---	---	---
Advances from S'holders	---	93,408	93,408
Accrued expenses	---	1,288,525	1,288,525
Dividends payable	---	16,389	16,389
Total curr. lia	730,885	3,244,451	3,975,337
Long term less curr.	243,021	639,432	882,453
Cap lease less curr.	---	18,098	18,098
Total liabilities	973,906	3,901,981	4,875,888

Minority interest		14,207	2,235,630

Stockholders Equity

Common stock,	25,000,000
authorized,	23,944,903
outstanding			23,945
Additional paid in capital			6,085,999
Total shareholders equity	3,593,016	4,737,352	6,108,944
Total liabilities and shareholders equity	4,566,922	8,653,540	13,220,462

Income Statement at 12/31/98 and 3/31/99
	Registrant		Century		Consolidated
	12/31/98	3/31/99	12/31/98	3/31/99	12/31/98	3/31/99
Sales	374,302	273,244	12,006,896	3,067,017	12,381,198	3,340,261
Cost of Sales	---	7,563,425	1,651,083	7,563,425	1,651,083
Gross Profit	273,244	4,443,471	1,415,934	4,817,773	1,689,178
Operating Costs
Payroll expense	331,804	48,614	1,593,926	482,336	1,925,730	530,950
Professional fees	211,488	179	802,775	94,097	1,014,263	94,276
Travel & entertainment	---	6,245	281,192	58,175	281,192	64,420
Bad Debts	---	---	168,685	---	168,685	---
Depreciation	186,719	---	420,217	68,135	606,936	68,135
Other	149,546	9,961	431,544	149,546	441,505
Rent	68,250	14,097	---	68,250	14,097
Office expense	14,822	2,948	---	14,822	2,948
Telephone	43,069	4,200	---	43,069	4,200
Bank charges	15,180	578	---	15,180	578
Total operating costs	1,020,878	86,821	5,856,142	1,134,287	6,877,020	1,221,108

Operating Income	(646,576)	186,423	(1,412,671)	281,647	(2,059,247)	468,070
Earnings per share	(.05)	.01	(.14)	.01	(.13)	.02

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

July 16, 1999

Interactive Gaming & Communications Corp.

Michael Simone, President